As filed with the U.S. Securities and Exchange Commission on July 27, 2022
Registration No. 333-259734

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stronghold Digital Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	7374	86-2759890
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor
 New York, New York 10022
 (212) 967-5294
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Beard
 Chief Executive Officer
 595 Madison Avenue, 28th Floor
 New York, New York 10022
 (212) 967-5294
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Daniel M. LeBey
 Shelley A. Barber
 Vinson & Elkins L.L.P.
 1114 Avenue of the Americas, 32nd Floor
 New York, New York 10036
 (804) 327-6300
 Approximate date of commencement of proposed sale to the public: Not applicable.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On September 23, 2021, Stronghold Digital Mining, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-259734), which was declared effective by the SEC on October 20, 2021 (the “Registration Statement”). The Registration Statement registered the resale of 12,184,994 shares of Class A common stock of the Company by the selling stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company was contractually obligated to file and maintain the Registration Statement. The Company has determined that it is no longer obligated to maintain the Registration Statement and, accordingly, has determined to terminate the effectiveness of the Registration Statement and to remove from registration the securities thereon.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on July 27, 2022.

Stronghold Digital Mining, Inc.

By:	/s/ Gregory A. Beard
Gregory A. Beard
Chief Executive Officer and Co-Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below as of July 27, 2022.

Name	Title	Date

/s/ Gregory A. Beard	Chief Executive Officer and Co-Chairman	July 27, 2022
Gregory A. Beard	(Principal Executive Officer)

/s/ Matthew J. Smith	Chief Financial Officer and Director	July 27, 2022
Matthew J. Smith	(Principal Financial Officer and Principal
Accounting Officer)
*		July 27, 2022
William B. Spence	Co-Chairman

/s/ Sarah P. James		July 27, 2022
Sarah P. James	Director

/s/ Thomas J. Pacchia		July 27, 2022
Thomas J. Pacchia	Director

/s/ Thomas R. Trowbridge, IV		July 27, 2022
Thomas R. Trowbridge, IV	Director

/s/ Indira Agarwal		July 27, 2022
Indira Agarwal	Director

*	Pursuant to Power of Attorney

By:	/s/ Gregory A. Beard
Gregory A. Beard
Attorney-in-fact